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                                                                     Exhibit 2.1




                        AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION

                                  BY AND AMONG

                               VISX, INCORPORATED,

                             ORION ACQUISITION CORP.

                                       AND

                                   MEDJET INC.





                           DATED AS OF AUGUST 17, 2001







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                                TABLE OF CONTENTS
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                                                                                              PAGE

ARTICLE I THE MERGER..... .......................................................................2

        1.1    The Merger........................................................................2
        1.2    Effective Time; Closing...........................................................2
        1.3    Effects of the Merger.............................................................3
        1.4    Certificate of Incorporation; Bylaws..............................................3
        1.5    Directors and Officers............................................................3
        1.6    Effect on Capital Stock...........................................................3
        1.7    Dissenting Shares.................................................................4
        1.8    Surrender of Certificates.........................................................5
        1.9    No Further Ownership Rights in Company Common Stock...............................6
        1.10   Lost, Stolen or Destroyed Certificates............................................6
        1.11   Taking of Necessary Action; Further Action........................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................6

        2.1    Organization and Qualification; Subsidiaries......................................6
        2.2    Certificate of Incorporation and Bylaws...........................................7
        2.3    Capitalization....................................................................7
        2.4    Authority Relative to this Agreement..............................................9
        2.5    No Conflict; Required Filings and Consents........................................9
        2.6    Compliance; Permits..............................................................10
        2.7    SEC Filings; Financial Statements................................................10
        2.8    No Undisclosed Liabilities.......................................................11
        2.9    Absence of Certain Changes or Events.............................................11
        2.10   Absence of Litigation............................................................12
        2.11   Employee Benefit Plans...........................................................12
        2.12   Labor Matters....................................................................14
        2.13   Proxy Statement..................................................................14
        2.14   Restrictions on Business Activities..............................................14
        2.15   Title to Property................................................................15
        2.16   Taxes............................................................................15
        2.17   Environmental Matters............................................................17
        2.18   Brokers..........................................................................17
        2.19   Intellectual Property............................................................17
        2.20   Agreements, Contracts and Commitments............................................21
        2.21   Insurance........................................................................22
        2.22   Board Approval...................................................................22
        2.23   Vote Required....................................................................22
        2.24   State Takeover Statutes..........................................................22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................22

        3.1    Organization and Qualification; Subsidiaries.....................................23


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                              PAGE

        3.2    Authority Relative to this Agreement.............................................23
        3.3    No Conflict; Required Filings and Consents.......................................23
        3.4    Ownership of Merger Sub; No Prior Activities.....................................24

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................24

        4.1    Conduct of Business by the Company...............................................24

ARTICLE V ADDITIONAL AGREEMENTS.................................................................27

        5.1    Initial Payment..................................................................27
        5.2    Related Agreements...............................................................27
        5.3    Parent Warrant...................................................................27
        5.4    Proxy Statement..................................................................28
        5.5    Stockholder Meeting..............................................................28
        5.6    Confidentiality; Access to Information...........................................29
        5.7    No Solicitation..................................................................29
        5.8    Parent Standstill................................................................32
        5.9    Public Disclosure................................................................32
        5.10   Reasonable Efforts; Notification.................................................32
        5.11   Third Party Consents.............................................................33
        5.12   401(k) Plan......................................................................34
        5.13   Disclosure Supplements...........................................................34
        5.14   Indemnification..................................................................34

ARTICLE VI CONDITIONS TO THE MERGER.............................................................34

        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................34
        6.2    Additional Conditions to Obligations of the Company..............................35
        6.3    Additional Conditions to the Obligations of Parent and Merger Sub................36

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...................................................37

        7.1    Termination......................................................................37
        7.2    Notice of Termination............................................................39
        7.3    Effect of Termination............................................................39
        7.4    Fees and Expenses................................................................41
        7.5    Amendment........................................................................41
        7.6    Extension; Waiver................................................................41

ARTICLE VIII GENERAL PROVISIONS.................................................................42

        8.1    Survival of Representations and Warranties.......................................42
        8.2    Notices..........................................................................42
        8.3    Interpretation; Definitions......................................................43
        8.4    Counterparts.....................................................................43
        8.5    Entire Agreement; Third Party Beneficiaries......................................43


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                              PAGE

        8.6    Severability.....................................................................44
        8.7    Other Remedies; Specific Performance.............................................44
        8.8    Governing Law....................................................................44
        8.9    Rules of Construction............................................................44
        8.10   Assignment.......................................................................44

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                                INDEX OF EXHIBITS

        Exhibit A       Form of Voting Agreement

        Exhibit B       Form of Non-Competition Agreement

        Exhibit C       Form of License Agreement

        Exhibit D       Form of Omnibus Waiver and Amendment Agreement

        Exhibit E       Form of Parent Warrant

        Exhibit F       Form of Certificate of Merger

        Exhibit G       Form of Amended and Restated Certificate of
                        Incorporation of the Company


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




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of August 17, 2001, by and among VISX, Incorporated, a Delaware corporation ("PARENT"), Orion Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Medjet Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

        A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and the Company intend to enter into a business combination transaction.

        B. The Board of Directors of the Company (i) has determined that the Merger (as defined in Section 1.1) is advisable and in the best interests of the Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

        C. The Boards of Directors of each of Parent and Merger Sub (i) have determined that the Merger is advisable and in the best interests of Parent, Merger Sub and their respective stockholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

        D. Each of the respective Boards of Directors of the Company, Parent and Merger Sub recognizes that it is a condition of this Agreement, as set forth in Section 7.1(A) below, that Parent may terminate this Agreement at any time, and for any reason or no reason. In consideration for such termination right, and as a material inducement to the Company to enter into this Agreement, Parent shall pay to the Company an amount equal to Five Hundred Thousand Dollars ($500,000.00), as described in Section 5.1 below, concurrently with the execution and delivery of this Agreement.

        E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) Eugene I. Gordon (the "PRINCIPAL SHAREHOLDER") is entering into a Voting Agreement, in substantially the form attached as EXHIBIT A (the "VOTING AGREEMENT"); (ii) the Principal Shareholder is entering into a Non-Competition Agreement, in substantially the form attached as EXHIBIT B (the "NON-COMPETITION AGREEMENT"); (iii) Parent and the Company are entering into a License Agreement, in substantially the form attached as EXHIBIT C (the "LICENSE AGREEMENT"); and
(iv) Parent and the Company are entering into an Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D (the "OMNIBUS WAIVER AND AMENDMENT AGREEMENT"). The Voting Agreement, Non-Competition Agreement, License Agreement and Omnibus Waiver and Amendment Agreement are collectively referred to as the "RELATED AGREEMENTS."

        F. Concurrent with the execution and delivery of this Agreement, Parent is purchasing from entities affiliated with Adam Smith & Co. ("ASC"): (i) 10,400 shares of the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED"), which represent all of the Company's outstanding shares of Preferred Stock, (ii) warrants to purchase a total of 1,040,000 shares of the Company's Common Stock (the "COMMON STOCK WARRANTS"), and (iii) a warrant to purchase a total of 325,000 shares of the Company's Common Stock (the "ASC WARRANT"). At the Effective Time (as defined in Section
1.2 below), the 10,400 shares of Series B Preferred, the Common Stock Warrants and the ASC Warrant will be canceled and extinguished without any conversion or exercise thereof. If this Agreement is terminated pursuant to ARTICLE VII hereof, then certain of Parent's rights as the owner of the Series B Preferred, the Common Stock Warrants and ASC Warrant will be subject to certain limitations, as set forth more fully in SECTION 7.3 below.

        G. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, the Company is issuing and delivering to Parent a three-year warrant, in the form attached as EXHIBIT E (the "PARENT WARRANT") to purchase 1,320,000 shares of Company Common Stock at a per share exercise price of seventy-five cents ($0.75), as described more fully in SECTION 5.3 below. At the Effective Time (as defined in SECTION 1.2 below), the Parent Warrant will be canceled and extinguished without any conversion or exercise thereof.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is sometimes referred to as the "SURVIVING CORPORATION."

        1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties shall cause the Merger to be consummated by filing a Certificate of Merger, in the form attached as EXHIBIT F with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time, as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on the Closing Date (as defined below). Unless the context otherwise requires, the term "AGREEMENT" refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at either (in Parent's option) the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York or Wilson Sonsini Goodrich & Rosati, Professional Corporation, 245 Park Avenue, New York, New York, after satisfaction or waiver of all conditions to Closing set forth in
ARTICLE VI, including without limitation satisfaction in Parent's sole discretion of the closing condition set forth in SECTION 6.3(M); PROVIDED, HOWEVER, that the Closing shall occur no sooner than five business days after delivery of the written certificate referred to in such section (the "CLOSING DATE").



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

        1.3 EFFECTS OF THE MERGER. At the Effective Time, the effects of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4   CERTIFICATE OF INCORPORATION; BYLAWS.

               (a) At the Effective Time, the Certificate of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in the form attached as EXHIBIT G.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

               (a) CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, each outstanding share of common stock of the Company ("COMPANY COMMON STOCK"), upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive Two Dollars ($2.00) (the "PER SHARE PURCHASE PRICE"), upon the terms and subject to conditions set forth in this SECTION 1.6 and throughout this Agreement. The Per Share Purchase Price shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Company Common Stock occurring after the date hereof and prior to the Effective Time (a "RECAPITALIZATION").

               (b) CANCELLATION OF PARENT-OWNED STOCK AND SECURITIES. Each share of Company capital stock and all warrants to purchase Company capital stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

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               (c)   STOCK OPTIONS AND WARRANTS. At the Effective Time, each
outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company's 1994 Stock Option Plan (the "COMPANY OPTION PLAN") or otherwise and each outstanding warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") not exercised prior to the Effective Time shall be canceled and extinguished. Parent will pay to each holder of a Company Stock Option or a Company Warrant the difference between $2.00 and the exercise price per share (if less than $2.00) of Company Common Stock underlying such Company Stock Option or Company Warrant multiplied by the total number of shares of Company Common Stock underlying such Company Stock Option or Company Warrant (other than any Company Warrant held by Parent). Parent will not pay any amounts with respect to Company Stock Options or Company Warrants that have an exercise price of equal to or greater than $2.00.

               (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation. Accordingly, as a result of the Merger, Parent (as the owner of all outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time) shall be the owner of all of the capital stock of the Surviving Corporation immediately after the Effective Time.

               (e) SHAREHOLDER LOANS. In the event that any holder of Company Common Stock has outstanding loans owed to the Company as of the Effective Time, the consideration payable to such holder of Company Common Stock pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such holder's loans as of the Effective Time. The reduction in the consideration contemplated in the preceding sentence is intended to effect a payment mechanism for the satisfaction and not the forgiveness of any such outstanding loan.

        1.7   DISSENTING SHARES.

               (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with
Section 262 of Delaware Law and who has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the consideration for Company Common Stock set forth in
SECTION 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

               (b) Notwithstanding the provisions of SECTION 1.7(A) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock set forth in SECTION 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

        1.8   SURRENDER OF CERTIFICATES.

               (a) EXCHANGE AGENT. Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) PARENT TO PROVIDE AGGREGATE CONSIDERATION. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I, the Aggregate Consideration payable pursuant to SECTION 1.6 in exchange for outstanding shares of Company Common Stock. "AGGREGATE CONSIDERATION" shall mean the sum total of the amounts payable in exchange for outstanding shares of Company Common Stock pursuant to SECTION 1.6.

               (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the amounts payable pursuant to SECTION 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the amounts payable pursuant to SECTION 1.6. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive the amounts payable pursuant to SECTION 1.6, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, the outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the right to receive the amounts payable pursuant to SECTION 1.6.

               (d) REQUIRED WITHHOLDING. Any of the Exchange Agent, Parent or the Surviving Corporation, as the case may be, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "CODE") or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

               (e) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9   NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The
Aggregate Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

        1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay the amounts payable pursuant to SECTION 1.6 in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Parent may, in its reasonable discretion and as a condition precedent to the payment of the amounts payable pursuant to SECTION 1.6, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the current officers and directors of the Company and Merger Sub will, to the extent reasonable and at the sole expense of the Surviving Corporation, take all such lawful and necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by the Company to Parent dated as of the date hereof (the "COMPANY SCHEDULE"). The Company Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this
ARTICLE II, and the disclosure of any section of the Company Schedule shall qualify other paragraphs in this ARTICLE II only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

        2.1   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) The Company has no subsidiaries. The Company has not agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. The Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

        2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has previously furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

        2.3   CAPITALIZATION.

               (a)   The authorized capital stock of the Company consists of:
30,000,000 shares of Company Common Stock, and 1,000,000 shares of Preferred Stock ("COMPANY PREFERRED Stock"), which may be designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series B Convertible Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock consist of an aggregate of not more than 400,000 shares, of which 110,000 are designated as Series A Preferred Stock. In addition, 16,000 shares of Company Preferred Stock are designated as Series B Convertible Preferred Stock, each having par value $0.01 per share. At the close of business on August 14, 2001:

                    (i) 3,901,431 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                    (ii) no shares of Series A Preferred Stock were issued or outstanding;

                    (iii) no shares of Series B Preferred Stock were issued or outstanding;

                    (iv) no shares of Series C Preferred Stock were issued or outstanding;

                    (v) 10,400 shares of Series B Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                    (vi) 33,789 shares of Company Common Stock were held in treasury by the Company;

                    (vii) 513,046 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plan;

                    (viii) no shares of Company Common Stock were reserved for issuance upon the exercise of other outstanding options to purchase Company Common Stock;

                    (ix) 133,531 shares of Company Common Stock were available for future grant under the Company Option Plan;

                    (x) 1,440,772 shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company.

               (b) SECTION 2.3(B) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of August 14, 2001: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. SECTION 2.3(B) of the Company Schedule also sets forth the following information with respect to each Company Warrant outstanding as of August 14, 2001: (i) the name of the warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) any applicable performance based provisions of such Company Warrant; (vi) the date on which such Company Warrant expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in SECTION 2.3(B) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Warrants as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

               (c) Except as set forth in SECTION 2.3(B) of the Company Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, there are no registration rights and there is, except for the Voting Agreement, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder, subject to obtaining the approval of the stockholders of the Company of the Merger and this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and the execution and delivery of the Related Agreements by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by a majority of the votes entitled to be cast by the holders of the Company Common Stock and Series B Convertible Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, in accordance with Delaware Law and the Company Charter Documents). This Agreement and the Related Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, and subject to obtaining the approval of the Company's stockholders of the Merger and this Agreement, constitute legal and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2.5   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance of this Agreement and the Related Agreements by the Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the approval of the Company's stockholders of the Merger and this Agreement and compliance with the requirements set forth in SECTION 2.5(B) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company by which its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (b) The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance of this Agreement and the Related Agreements by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the Company's ability to consummate the Merger or perform its obligations under this Agreement or the Related Agreements.

        2.6   COMPLIANCE; PERMITS.

               (a) The Company is not in default or violation of, (i) any law, rule, regulation, order, judgment or decree (each, a "LAW") applicable to the Company or by which its properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected, except for any defaults or violations that (individually or in the aggregate) would not have a Material Adverse Effect on the Company. To the Company's knowledge no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material way.

               (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities ("PERMITS") that are material to operation of the business of the Company as currently conducted (collectively, the "COMPANY PERMITS"); PROVIDED, HOWEVER, that Permits that may be required for the future operation of the business have not been granted by the Food and Drug Administration or any comparable foreign governmental entity. The Company is in compliance in all material respects with the terms of the Company Permits.

        2.7   SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") after January 1, 1999 (the "COMPANY SEC REPORTS"), which are all the forms, reports and documents required to be filed by the Company with the SEC after January 1, 1999. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and filed on a timely basis and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments and lack footnotes.

        2.8 NO UNDISCLOSED LIABILITIES. The Company has no liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company taken as a whole, except (i) liabilities provided for in the Company's balance sheet as of December 31, 2000 (or described in the footnotes thereto), (ii) liabilities incurred since December 31, 2000 in the ordinary course of business, (iii) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and (iv) liabilities permitted under this Agreement and the transactions related to the Merger, and liabilities incurred pursuant to or in connection with any other agreement between the parties.

        2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001, there has not been: (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, (ii) any purchase, redemption or other acquisition by the Company of (a) the Company's capital stock, (b) any other securities of the Company or (c) any options, warrants, calls or rights to acquire any such shares or other securities, except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) except for any agreements between Parent and the Company, entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Company Intellectual Property (as defined in SECTION 2.19) other than any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

        2.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings ("CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for Claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

        2.11   EMPLOYEE BENEFIT PLANS.

               (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an "AFFILIATE"), or with respect to which the Company has or may in the future have liability, are listed in SECTION 2.11(A) of the Company Schedule (the "PLANS"). The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Plan, and management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company and any Employee ("EMPLOYMENT AGREEMENT"), including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements, if any, required to be attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any required, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

               (b) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Plan, and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

               (c) Neither the Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has the Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither the Company nor any officer or director of the Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

               (d) Neither the Company nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and the Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

               (e) Except as disclosed in SECTION 2.11(E) of the Company Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

               (f)   The Company has no employees outside the United States.

        2.12 LABOR MATTERS. (i) There are no material controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract or arrangement with any labor union applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and
(iii) the Company has no knowledge of any labor disputes, strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company, and the Company has not experienced any labor interruptions over the past three (3) years. The Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

        2.13 PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be filed with the SEC by the Company pursuant to SECTION 5.4 hereof, as the same may be amended from time to time (the "PROXY STATEMENT") will, at the dates mailed to the stockholders of the Company and at the time of the stockholders meeting of the Company (the "COMPANY STOCKHOLDERS' MEETING") in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

        2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company (including but not limited to research and development, sales, manufacturing, marketing and employment) or the conduct of business by the Company as such practice or business is currently conducted or presently anticipated by the Company to be conducted or pursued under any agreement between Parent and the Company.

        2.15 TITLE TO PROPERTY. The Company does not own any material real property. The Company has good and defensible title to all of its material properties and assets it purports to own, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable, and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which the Company lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of the Company, except such as may be under construction, are in good operating condition and repair, in all material respects, subject to normal wear and tear.

        2.16   TAXES.

               (a)   For the purposes of this Agreement, "TAX" or "TAXES"
"means (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law), and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b)

                    (i) The Company has timely filed (taking into account extensions) all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

                    (ii) The Company as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act and other Taxes, if any, required to be withheld as of the Effective Time, except such Taxes which are not material to the Company, and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws and will have paid all then due Taxes required to be paid pursuant to the Federal Unemployment Tax Act with respect to compensation paid to its employees.

                    (iii) Except as disclosed in SECTION 2.16(B)(III) of the Company Schedule, the Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

                    (v) No adjustment relating to any Returns filed by the Company has been proposed in writing by any Tax authority to the Company or any representative thereof.

                    (vi) The Company has no liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated December 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of the Company in the ordinary course.

                    (vii) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                    (viii) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (ix) The Company is not party to and does not have any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                    (x) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                    (xi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                    (xii) Except as disclosed in SECTION 2.16(B)(XII) of the Company Schedule, the Company has not granted any power of attorney with respect to Taxes.

                    (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of section 897(c) of the Code.

        2.17 ENVIRONMENTAL MATTERS. The Company (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on the Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) has no knowledge of and has not received any written notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably foreseeably likely to interfere with or prevent continued compliance with any Environmental Law or that would give rise to any common law or statutory liability pursuant to any Environmental Law, except to the extent such non-compliance, liability or Environmental Claim could not reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, no Hazardous Materials are present in, on or under any real properties owned, leased or used at any time (including both land and improvements thereon) by the Company, in such manner as would give rise to any liability or corrective or remedial obligation under any Environmental Laws. "ENVIRONMENTAL CLAIM" means any written notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or
(ii) any violation, or alleged violation, of any Environmental Laws. "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws and regulations in effect on the date hereof relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office, janitorial and/or landscaping purposes properly and safely maintained in accordance with Environmental Laws.

        2.18 BROKERS. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby based upon arrangements made by or on behalf of the Company.

        2.19 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

        "INTELLECTUAL PROPERTY" shall mean: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation (or in the case of know how, proprietary documentation) relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world related to research, design and development of the Company's Products; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; and (viii) any similar, corresponding or equivalent rights to any of the foregoing.

        "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned by or exclusively licensed to the Company related to or necessary to develop, market or otherwise exploit the Company's products.

        "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

        "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

               (a) SECTION 2.19(A) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property, and any actions with respect thereto that should be taken within one hundred twenty
(120) days after the date of this Agreement.

               (b) SECTION 2.19(B) of the Company Schedule is a complete and accurate list (by name and version number, if applicable) of all products or service offerings of the Company ("COMPANY PRODUCTS") that have been distributed or provided in the five (5) year period preceding the date hereof or which the Company presently intends to distribute or provide in the next three (3) years, including any products or service offerings under development.

               (c) No Company Intellectual Property owned by the Company, no Company Product, and to the Company's knowledge, no Company Intellectual Property exclusively licensed by the Company, is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use (in accordance with the Company's current practices), transfer, or licensing thereof by the Company, or which may adversely affect the use (in accordance with the Company's current practices) or enforceability of such Company Intellectual Property or Company Product.

               (d)   To the Company's knowledge, each item of Company
Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

               (e) The Company owns and has good and exclusive title to, or exclusively licenses, each item of Company Intellectual Property free and clear of any lien or encumbrance on such owned Company Intellectual Property or on any license to such licensed Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale, distribution or provision of any Company Products by the Company; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which the Company otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products currently under development or currently proposed, to the Company's knowledge the Company is the exclusive owner of such Patents.

               (f) To the extent that any technology, hardware, software or Intellectual Property has been developed or created in whole or in part by a third party specifically for the Company or to the extent any Intellectual Property is incorporated into or necessary to make, use or sell any of the Company Products, the Company owns or has the unrestricted perpetual, non-terminable (except for breach) license to use such third party's Intellectual Property in such work, material or invention to the extent required for or incident to the development, manufacture, operation or sale of the Company Products.

               (g) Except as contemplated by any agreement between the Company and Parent, the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is Company Intellectual Property, to any third party, or permitted the Company's rights in such Company Intellectual Property to lapse or enter the public domain.

               (h) SECTION 2.19(H) of the Company Schedule lists all contracts, licenses and agreements to which the Company is a party: (i) with respect to Company Intellectual Property currently licensed or transferred to any third party; or (ii) pursuant to which a third party licenses or has transferred any Intellectual Property to the Company.

               (i)   All contracts, licenses and agreements relating to either
(i) Company Intellectual Property (other than end-user licenses in the ordinary course) or (ii) Intellectual Property of a third party licensed to the Company or used in the business of the Company in the manner currently contemplated, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will (as a result of agreements or commitments to which the Company is a party) result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

               (j) To the Company's knowledge, the operation of the business of the Company as such business currently is conducted, including (i) the Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company (including Company Products) and (ii) the Company's use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

               (k) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (l) To the knowledge of the Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

               (m) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and consultants of the Company have executed such an agreement.

        2.20 AGREEMENTS, CONTRACTS AND COMMITMENTS. As of the date hereof, except as set forth in SECTION 2.20 of the Company Schedule, the Company is not a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director of the Company, other than those that are terminable by the Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

               (b) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the purchase or license for use by the Company of software products or services in the ordinary course of business;

               (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (e) any dealer, distributor, joint marketing or development agreement currently in force under which the Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which the Company has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (f) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to the Company taken as a whole;

               (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

               (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (i)   any material settlement agreement entered into within five
(5) years prior to the date of this Agreement; or

               (j) any other agreement, contract or commitment under which the Company is contractually obligated to make or entitled to receive payments of $100,000 or more individually.

        The Company, nor to the Company's knowledge any other party to a Company Contract (as defined below), is not in breach, violation or default under, and the Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        2.21 INSURANCE. The Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. There is no material claim by the Company pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        2.22 BOARD APPROVAL. The Board of Directors of the Company has, as of the date of this Agreement, unanimously (i) approved and declared advisable this Agreement and the Related Agreements and has approved the Merger and the other transactions contemplated hereby and thereby, (ii) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and
(iii) determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

        2.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the votes entitled to be cast with respect to the Merger by the holders of the Company Common Stock and Series B Convertible Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

        2.24 STATE TAKEOVER STATUTES. Neither Section 203 of the Delaware Law nor, to the Company's knowledge, any other state takeover statute or similar statute or regulation applies to the Merger, this Agreement, the Related Agreements or the transactions contemplated hereby and thereby.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Parent to the Company dated as of the date hereof (the "PARENT SCHEDULE") as follows. The Parent Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this ARTICLE III and the disclosure in any section of the Parent Schedule shall qualify other paragraphs in this ARTICLE III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

        3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to Parent or Merger Sub. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

        3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the applicable Related Agreements and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and the execution and delivery of the applicable Related Agreements by Parent and the consummation by Parent of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the applicable Related Agreements, or to consummate the transactions so contemplated. This Agreement and the Related Agreements have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

        3.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the applicable Related Agreements by Parent and Merger Sub do not, and the performance of this Agreement and the applicable Related Agreements by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in
SECTION 3.3(b) below, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or
(iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

               (b) The execution and delivery of this Agreement and the applicable Related Agreements by Parent and Merger Sub do not, and the performance of this Agreement and the applicable Related Agreements by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on the Parent's or Merger Sub's ability to consummate the Merger or perform their obligations under this Agreement and the Related Agreements.

        3.4 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. The Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, the Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity which could adversely affect the ability of Merger Sub or Parent to consummate the transactions contemplated hereby.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as expressly permitted by this SECTION 4.1 or required by the terms of this Agreement, and except as provided in SECTION 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall carry on its business, in the ordinary course, in substantially the same manner as previously conducted and in material compliance with all applicable laws and regulations, pay its material debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, except as expressly permitted or contemplated by the terms of this Agreement, and except as provided in SECTION 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following:

               (a) Waive any stock repurchase rights, accelerate (except in connection with the termination of the Company Option Plan), amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

               (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or granted hereafter;

               (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than: (x) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options or Company Warrants outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof; and (y) the granting of stock options to purchase up to seventy-five thousand (75,000) shares in the aggregate (and the issuance of Company Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices;

               (g) Cause, permit or propose any amendments to the Company Charter Documents;

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business) or enter into any joint ventures, strategic partnerships or alliances;

               (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory and the grant of end-user licenses in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of the Company;

               (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in a principal amount not to exceed $150,000 in the aggregate;

               (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates (except for increases in the ordinary course of business for non-officer employees) or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

               (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce (without resorting to litigation) any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary;

               (m) Make any individual or series of related payments outside of the ordinary course of business (including payments to financial, legal, accounting or other professional service advisors) in excess of $100,000 per month (except that such limit shall be $500,000 for the first month following the execution of this Agreement and except that the $100,000 limit shall not apply to amounts owed to the Principal Shareholder or for legal services performed through the date of this Agreement);

               (n) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any material contract or agreement to which the Company is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

               (o) Enter into or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company;

               (p) Revalue any of its assets or, except as required or permitted by GAAP, make any change in accounting methods, principles or practices;

               (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business requiring payments by the Company in excess of $100,000 individually;

               (r) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of the Company or settle or compromise any material income tax liability; provided, however, that nothing in this SECTION 4.1(R) or elsewhere in this Agreement shall prohibit the Company from selling state tax losses to the extent permitted by applicable taxing authorities.

               (s)   Amend or terminate any or all of the Related Agreements; or

               (t) Agree in writing or otherwise to take any of the actions described in SECTION 4.1(A) through SECTION 4.1(S) above.

        In the event the Company shall request Parent to consent in writing to an action pursuant to this SECTION 4.1, Parent shall not unreasonably delay its determination as to whether to withhold such consent.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 INITIAL PAYMENT. Concurrently with the execution and delivery of this Agreement, and as a material inducement to the Company to enter into this Agreement, Parent shall pay to the Company, by wire transfer, an amount equal to Five Hundred Thousand Dollars ($500,000.00) (the "INITIAL PAYMENT"). Without limiting the Company's obligations pursuant to SECTION 7.3, in no event shall the Company be required to repay the Initial Payment to Parent, including without limitation regardless of whether the Agreement is terminated and the Merger is abandoned.

        5.2 RELATED AGREEMENTS. Concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) the Principal Shareholder is entering into a Voting Agreement, in substantially the form attached as EXHIBIT A; (ii) the Principal Shareholder is entering into a Non-Competition Agreement, in substantially the form attached as EXHIBIT B; (iii) Parent and the Company are entering into a License Agreement, in substantially the form attached as EXHIBIT C; and (iv) Parent and the Company are entering into an Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D.

        5.3 PARENT WARRANT. Concurrently with the execution of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, the Company shall issue and deliver to Parent the Parent Warrant, in the form attached as EXHIBIT E. In connection with the issuance of the Parent Warrant, Parent hereby waives on behalf of itself and all future holders of the Series B Convertible Preferred Stock, the ASC Warrant and the Common Stock Warrants and the shares issued or issuable thereunder any and all "anti-dilution" provisions set forth in Section 5.D of the Certificate of Designations of Series B Convertible Preferred Stock of Medjet Inc. (the

"CERTIFICATE OF DESIGNATIONS"), Sections 7.1, 7.2 and 7.3 of the Common Stock Warrants and Sections 7.1, 7.2 and 7.3 of the ASC Warrant that might be triggered by the issuance of the Parent Warrant and the shares issued or issuable thereunder.

        5.4   PROXY STATEMENT.

               (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Parent shall have the right to review and comment thereon, but in all cases subject to the control of the Company except with respect to information relating to the Parent or Merger Sub. Parent shall furnish all information concerning Parent as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the filing of the definitive Proxy Statement, the Proxy Statement shall be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and
(iii) the rules and regulations of the Nasdaq (applicable to the Over-The-Counter market).

               (b) The Proxy Statement shall solicit the approval of this Agreement and the Merger, and subject to the right of the Board of Directors to change its recommendation if it determines in good faith (after consultation with outside counsel) it is required to do so by its fiduciary duties to the stockholders of the Company under applicable law, shall include the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this SECTION 5.4(B) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in SECTION 5.7).

               (c) Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement, at the expense of Parent. The Company shall promptly amend or supplement, at the expense of Parent, the Proxy Statement to the extent required by law to do so, and Parent shall cooperate with respect to any amendment or supplement. Parent shall have the right to review and comment on any amendment or supplement, but in all cases subject to the control of the Company except with respect to information relating to the Parent or Merger Sub. Each of the parties shall advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        5.5 STOCKHOLDER MEETING. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement. Subject to SECTION 5.7(B), the Company shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by

Delaware Law or applicable stock exchange requirements to obtain such approval. The Company shall take all other action, at the expense of Parent, necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and the Company's Certificate of Incorporation and Bylaws to effect the Merger. Notwithstanding the foregoing, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this SECTION 5.5 shall not be limited or otherwise affected by the disclosure, announcement or submission to the Company of any Takeover Proposal or by the withdrawal, amendment or modification of the recommendation of the Board of the Directors of the Company with respect to the Merger. The obligations set forth in this SECTION 5.5 shall in no event require the Company's Board of Directors to recommend the transactions contemplated by this Agreement to the Company's stockholders under circumstances in which the Board of Directors has changed its recommendation in accordance with SECTION 5.4(B).

        5.6   CONFIDENTIALITY; ACCESS TO INFORMATION.

               (a) The parties acknowledge that the Company and Parent have previously executed a Mutual Nondisclosure Agreement, dated as of May 25, 2001 (the "NONDISCLOSURE AGREEMENT"), which Nondisclosure Agreement will continue in full force and effect in accordance with its terms.

               (b) The Company will afford Parent and Parent's accountants, counsel and employees reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as Parent may reasonably request.

        5.7   NO SOLICITATION.

               (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE VII, the Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal, (iii) engage in discussions with any person with respect to any Takeover Proposal, (iv) approve, endorse or recommend any Takeover Proposal or
(v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this SECTION 5.7 by any officer, director or employee of the Company or any investment banker acting on behalf of the Company, attorney or other advisor or representative of the Company shall be deemed to be a breach of this SECTION 5.7 by the Company. Notwithstanding the foregoing, in response to a Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel) constitutes a Superior Proposal (as defined below) and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise occur as a result of a breach of this SECTION 5.7, the Company may, subject to compliance with SECTION 5.7(C) and only to the extent in any such case the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that the failure to take such actions are reasonably likely to constitute a breach of the Board's fiduciary duties to the stockholders of the Company under applicable law, (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement containing provisions not less restrictive of such person than the Nondisclosure Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or at the time it is provided to such person and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

               (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal or Superior Proposal or (ii) approve or recommend, or propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") constituting or related to any Takeover Proposal (any action described in the foregoing clauses (i) or (ii) of this SECTION 5.7(B) being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE"). Notwithstanding the foregoing, the Board of Directors of the Company may make a Company Adverse Recommendation Change, if such Board of Directors determines in good faith (after consultation with outside counsel) it is required to do so by its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after five business days following Parent's receipt of written notice (a "NOTICE OF ADVERSE RECOMMENDATION") from the Company advising Parent that the Board of Directors of the Company intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of the applicable Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five-day period). Following receipt of a Notice of Adverse Recommendation, Parent shall have the opportunity to present to the Board of Directors of the Company revised terms for the consummation of the Merger, including any proposed amendments or modifications to this Agreement in respect of such revised terms. The Board of Directors of the Company shall consider in good faith any such revised terms and amendments or modifications submitted to it by Parent. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account Parent's revised terms and any proposed changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. Before making any Company Adverse Recommendation Change, the Board of Directors of the Company shall consider whether the revised terms offered by Parent are reasonably equivalent or superior (based upon the factors set forth in the definition of Superior Proposal below) from the financial point of view of the Company's stockholders to the terms of the Superior Proposal and, if such terms are determined by a vote of the Board of Directors to be reasonably equivalent or superior from the financial point of view of the Company's stockholders to the terms of the Superior Proposal, the Board of Directors of the Company shall accept at a meeting duly called and held, duly adopted resolutions (x) approving and declaring advisable the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith, (y) directing that the adoption of the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith be submitted to a vote at a meeting of the stockholders of the Company and (z) recommending that the stockholders of the Company approve and adopt the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith. If the Company has elected to make a Company Adverse Recommendation Change following receipt of a Superior Proposal and complying with the procedures set forth in this SECTION 5.7(B) and after determining by a vote of the Board of Directors that any revised terms and proposed changes of Parent are not reasonably equivalent or superior from the financial point of view of the Company's stockholders to the terms of the Superior Proposal, the Company shall deliver to Parent (i) a written notice of termination of this Agreement pursuant to this SECTION 5.7(B),
(ii) a wire transfer of immediately available funds in the amount of the Termination Fee (as defined in SECTION 7.3(A)), (iii) the License Agreement (if required pursuant to SECTION 7.3(A)) and (iv) a written acknowledgment that the Company and the Board of Directors have complied with all of their covenants and obligations pursuant to this SECTION 5.7(B) and that the Company is obligated to pay the Termination Fee and effect the License Grant (if required).

               (c)   In addition to the obligations of the Company set forth in
SECTION 5.7(A) and SECTION 5.7(B), the Company as promptly as practicable, and in any event within 24 hours, shall advise Parent in writing of: any request for information which the Company reasonably believes would lead to a Takeover Proposal; any request for information with respect to any Takeover Proposal; any inquiry with respect to or which the Company reasonably should believe would lead to any Takeover Proposal; the material terms and conditions of such request, Takeover Proposal or inquiry; and the identity of the person or group making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

               (d) Nothing contained in this SECTION 5.7 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law or regulation; PROVIDED, HOWEVER, that in no event as a result of this Section 5.7(D) shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by SECTION 5.7(b).

        For purposes of this Agreement, "TAKEOVER PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange

Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company.

        For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide, written Takeover Proposal made by a third party if the proposal is on terms which the Board of Directors of the Company, determines in its good faith judgment to be (x) superior to the Company's stockholders from a financial point of view to the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)), (y) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (z) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects (other than the need to perform customary due diligence) of such proposal.

        5.8 PARENT STANDSTILL. From the date of execution of this Agreement until one year after the termination of this Agreement under SECTION 7.1, neither Parent nor any of its affiliates will directly or indirectly purchase, contract to purchase, purchase any option or contract to purchase, sell, offer to purchase, contract to sell, make any short sale, sell any contract to purchase, purchase any contract to sell, grant any option, right or warrant to purchase, hedge or otherwise transfer or dispose of any share or securities of the Company, other than on the terms set forth in and pursuant to the Agreement and the Related Agreements or with the prior consent of the Board of Directors of the Company; PROVIDED, HOWEVER, that Parent may exercise the Parent Warrant, the Common Stock Warrants and the ASC Warrant in accordance with their respective terms; and PROVIDED FURTHER, HOWEVER, that Parent may convert the 10,400 shares of Series B Convertible Preferred Stock into Company Common Stock accordance with the terms of the Certificate of Designations. Notwithstanding the foregoing, the SECTION 5.8 shall not apply if the Merger is terminated pursuant to SECTION 7.1(E) or SECTION 7.1(G).

        5.9 PUBLIC DISCLOSURE. Parent and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or a Takeover Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or with Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

        5.10   REASONABLE EFFORTS; NOTIFICATION.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in
ARTICLE VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending, at Parent's expense, of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require Parent or the Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

               (b) The Company shall give prompt written notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of the Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Parent shall give prompt written notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.11 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.12 401(K) PLAN. The Company agrees to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of such election at least three (3) business days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

        5.13 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing, the Company may supplement or amend the Company Schedule with respect to any matter arising or discovered after the date of this Agreement which, if existing or occurring or discovered at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Schedule or which is necessary to complete or correct any information in the Company Schedule or in any representation or warranty of the Company which has been rendered inaccurate thereby. Any such supplements or amendments of which Parent receives written notice at or prior to the Closing shall not affect Parent's termination rights, but if the Closing shall occur notwithstanding any such supplement or amendment, each such supplement or amendment shall be deemed to modify the Company Schedule for all purposes of this Agreement and the Merger.

        5.14   INSURANCE; INDEMNIFICATION.

               (a) Parent will pay to the Company approximately $244,800 in respect of premiums for a six-year run out of the Company's $5 million directors' and officers' liability insurance policy.

               (b) After the Effective Time, Parent (i) will not take or permit to be taken any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation, by-laws or indemnification and employment agreements of the Company or any of its subsidiaries for the benefit of any individual who served as a director or officer of the Company or any of its subsidiaries at any time prior to the Effective Time (except as may be required by applicable law), and (ii) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is six years from the Effective Time (except as may be required by applicable law); PROVIDED, HOWEVER, in the event any claim or claims are asserted within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver) at or prior to the Closing Date of the following conditions:

               (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (b) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law and the Company Charter Documents, by the stockholders of the Company.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on Parent (it being understood that for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by a duly authorized officer of Parent.

               (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (c) CERTIFICATE OF SECRETARY OF PARENT AND MERGER SUB. The Company shall have received certificates, validly executed by the Secretary of Parent and Merger Sub, certifying as to the valid adoption of resolutions of the Board of Directors of Parent and Merger Sub approving this Agreement and the applicable Related Agreements and the consummation of the transactions contemplated hereby.

               (d) CERTIFICATE OF GOOD STANDING. The Company shall have received certificates of good standing of Parent and Merger Sub from the Secretary of State of the State of Delaware, dated within a reasonable period prior to the Closing.

               (e) OMNIBUS WAIVER AND AMENDMENT AGREEMENT. Parent shall have executed and delivered to the Company the Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D. The Omnibus Waiver and Amendment Agreement shall be in full force and effect.

        6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall, as updated pursuant to SECTION 5.13, be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer of the Company.

               (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

               (c)   CONTINUATION OF AGREEMENTS. Those agreements listed on
SCHEDULE 6.3(C) to this Agreement shall be unmodified in any manner from the date of this Agreement and be in full force and effect.

               (d) CONSENTS. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on SCHEDULE 6.3(D).

               (e) RESIGNATION OF DIRECTORS. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

               (f) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

               (g) RELATED AGREEMENTS. The Principal Shareholder shall have executed and delivered to Parent the Voting Agreement, in substantially the form attached as EXHIBIT A, and the Non-Competition Agreement, in substantially the form attached as EXHIBIT B. The Voting Agreement and the Non-Competition Agreement shall be in full force and effect.

               (h)   TERMINATION OF 401(K) PLAN. To the extent required by
SECTION 5.12, Parent shall have received from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

               (i) TERMINATION OF COMPANY STOCK OPTIONS AND COMPANY WARRANTS. Parent shall have received from the Company evidence that the Company canceled all outstanding Company Stock Options and Company Warrants in accordance with the terms of SECTION 1.6(C).

               (j) CERTIFICATE OF SECRETARY OF THE COMPANY. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness the articles of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the holders of the Company's stockholders approving this Agreement and the License Agreement and the consummation of the transactions contemplated hereby.

               (k) CERTIFICATE OF GOOD STANDING. Parent shall have received certificates of good standing of the Company from (i) the Secretary of State of the State of Delaware; (ii) the Secretary of State of the State of New Jersey; and (iii) the Franchise Tax Board of the State of New Jersey, each dated within a reasonable period prior to the Closing.

               (l) REMOVAL OF LIENS. The Company shall have removed all material Liens pursuant to the Uniform Commercial Code on the property of the Company.

               (m) SOLE DISCRETION. Parent shall have elected, in its sole discretion, to consummate the Merger and shall have delivered a certificate signed by a duly authorized officer of the Parent that Parent elects to proceed with the Merger. Notwithstanding the foregoing SECTION 6.3(A) through SECTION 6.3(L), Parent need not consummate and effect this Agreement and the transactions contemplated hereby even if the conditions set forth in the foregoing SECTION 6.3(A) through SECTION 6.3(L) are satisfied by the Company.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of the Company:

               (a)   by Parent, for any reason or no reason;

               (b)   by mutual written agreement of Parent and the Company;

               (c) by Parent or the Company, if the Merger shall not have been consummated by August 17, 2002 (the "OUTSIDE DATE") for any reason, unless the parties agree to extend such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(C) shall not be available to any party if any action or failure to act by that party has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of any agreement or covenant of such party pursuant to this Agreement (a "PREVENTING ACT"); and PROVIDED FURTHER, HOWEVER, Parent will not be able to prevent the Company from terminating this Agreement pursuant to this SECTION 7.1(C) based on a Preventing Act by the Company without waiving the condition to closing set forth in SECTION 6.3(M) and waiving its right to terminate this Agreement based upon
SECTION 7.1(A);

               (d) by Parent or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (e) by Parent, if (i) the Board of Directors of Company, whether or not permitted pursuant to the terms hereof, withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent, (ii) the Board of Directors of Company, whether or not permitted pursuant to the terms hereof, shall have made a Company Adverse Recommendation Change, (iii) the Company fails to comply with SECTION 5.7 in all material respects, (iv) a Takeover Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have, within ten business days thereafter (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of a Takeover Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, or (v) the Board of Directors of Company resolves to take any of the actions described above;

               (f) by Parent or the Company at any time after the Company Stockholders' Meeting in the event that the Company's stockholders do not approve this Agreement and the Merger contemplated herein by the requisite vote under applicable law and the Company Charter Documents; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 7.1(F) shall not be available to the Company if Parent submits a notice in writing to the Company, within ten (10) days after the Company Stockholders' Meeting (or within ten (10) days of any other meeting of the Company's stockholders thereafter convened to vote on this Agreement and the Merger), stating that it intends to re-solicit a stockholder vote on this Agreement and the Merger; and PROVIDED FURTHER, HOWEVER, that Parent's right to re-solicit such a stockholder vote shall not be available to Parent after the Company's stockholders twice vote not to approve this Agreement and the Merger;

               (g) by the Company, in accordance with SECTION 5.7(B); PROVIDED, HOWEVER, in order for the termination of this Agreement pursuant to this SECTION 7.1(G) to be deemed effective, the Company shall have complied in all material respects with all provisions contained in SECTION 5.7, including the notice provisions therein, and with applicable requirements of SECTION 7.3, including the payment of the Termination Fee and the effectiveness of the License Grant (if applicable);

               (h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in
SECTION 6.2(A) or SECTION 6.2(B) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then the Company may not terminate this Agreement under this
SECTION 7.1(H) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this SECTION 7.1(H) if such breach by Parent is cured during such thirty (30)-day period); or

               (i) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in SECTION 6.3(A) or SECTION 6.3(B) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then Parent may not terminate this Agreement under this SECTION 7.1(I) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this SECTION 7.1(I) if such breach by the Company is cured during such thirty (30)-day period).

        7.2   NOTICE OF TERMINATION. Any termination of this Agreement under
Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties (or such later time as may be required by SECTION 7.1).

        7.3   EFFECT OF TERMINATION.

               (a) The Company shall (x) pay Parent a fee of $500,000 (the "TERMINATION FEE"), which amount shall be payable by wire transfer of same day funds to a bank account designated by Parent, and (y) subject to the proviso set forth below, grant to Parent a non-exclusive license pursuant to the License Agreement, in substantially the form attached hereto as EXHIBIT C (the "LICENSE GRANT") (PROVIDED, HOWEVER, that the License Grant shall not come into force and effect if, prior to the termination of the Merger Agreement, the restrictions on transferability of, or the restrictive legends on, the shares of Company Common Stock owned by the Principal Shareholder (the "SHARES"), are lifted or removed, as the case may be, by the California Department of Corporations sufficient to allow the transfer of interests in the Shares to Parent pursuant to the transactions contemplated by this Agreement and pursuant to the Voting Agreement), in the event that:

                    (i)(A) any Person shall have made a Takeover Proposal to the Company or to its stockholders or publicly announces any Takeover Proposal relating to the Company after the date hereof and such Takeover Proposal shall not have been withdrawn and thereafter this Agreement is terminated by either party pursuant to SECTION 7.1(F), and (B) within one year after the termination of this Agreement any Acquisition Transaction involving the Company shall have been consummated or any Acquisition Agreement with respect to an Acquisition Transaction involving the Company shall have been entered into,

                    (ii) this Agreement is terminated by Parent pursuant to
SECTION 7.1(E) or

                    (iii) this Agreement is terminated by the Company pursuant to SECTION 7.1(G).

               (b)   The Termination Fee shall be paid and the License Grant
(if applicable) shall be effected no later than (A) the date an Acquisition Agreement is entered into with respect to an Acquisition Transaction involving the Company, or if no such agreement is entered into, upon the date of consummation of an Acquisition Transaction involving the Company, in the case of a termination described in SECTION 7.3(A)(I), or (B) two days after such termination, in the case of a termination described in SECTION 7.3(A)(II) or (C) concurrently with such termination, in the case of a termination described in
SECTION 7.3(A)(III).

               (c) Parent shall pay to Company a fee of: (A) $200,000, if such termination occurs within nine months after the date of this Agreement; (B) $300,000, if such termination occurs between nine and ten months after the date of this Agreement; (C) $400,000, if such termination occurs between ten and eleven months after the date of this Agreement; and (D) $500,000, if such termination occurs after the end of the eleventh month after the date of this Agreement (which fee shall be payable immediately by wire transfer of same day funds to a bank account designated by the Company), in the event that:

                    (i) Parent terminates this Agreement pursuant to SECTION 7.1(A);

                    (ii) Parent terminates this Agreement pursuant to SECTION 7.1(C); or

                    (iii) the Company terminates this Agreement pursuant to
SECTION 7.1(C); PROVIDED, HOWEVER, that Parent shall not be obligated to make payment of such fee pursuant to this clause (iii) if Parent shall have given notice of termination pursuant to SECTION 7.1(I) prior to the Company's termination pursuant to SECTION 7.1(C) and the cure period in SECTION 7.1(I), if a cure period is applicable, shall not have expired, unless the breach or inaccuracy in respect of which such notice was given has been cured.

               (d) Each of the parties acknowledges that the agreements contained in this SECTION 7.3 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if (i) the Company fails to promptly pay the Termination Fee or effect the License Grant (if applicable), and in order to obtain such Termination Fee or License Grant, the Parent commences a suit which results in a judgment for the Termination Fee and/or the License Grant set forth in this SECTION 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit or (ii) Parent fails to promptly pay the amount provided for in
SECTION 7.3(C), and in order to obtain such amount, the Company commences a suit which results in a judgment for such amount, Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

               (e) In the event of the termination of this Agreement as provided in SECTION 7.1, this Agreement shall be of no further force or effect, and the parties shall have no further liability or obligation hereunder, except
(i) as set forth in this SECTION 7.3, SECTION 5.1, SECTION 5.3, SECTION 5.6(A),
SECTION 7.4 and ARTICLE VIII, each of which shall survive the termination of this

Agreement, and (ii) nothing in this Agreement shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

               (f) Effective upon the termination of this Agreement as provided in any subsection of SECTION 7.1 except SECTION 7.1(E) and SECTION 7.1(G), Parent hereby:

                    (i) waives Section 3.B(iv) of the Certificate of Designations to the extent that such provision would hinder the Company from raising equity financing;

                    (ii) waives any "demand" registration rights as set forth in
Section 2.1 of the Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, ASC and the Stockholders listed therein, as amended by the First Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and among the Company, ASC, the Stockholders and Parent and the Second Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and between the Company and Parent (collectively, the "RIGHTS AGREEMENT"), for a period of one year after such termination; and

                    (iii) amends Section 7 of the Common Stock Warrant and
Section 7 of the ASC Warrant to provide that upon an equity financing in which the price per share (as determined in accordance with the applicable provisions of the Common Stock Warrants and the ASC Warrant) is less than the "Purchase Price per share" (as defined in the Common Stock Warrants and the ASC Warrant), the "anti-dilution" rights contained in the Common Stock Warrants and the ASC Warrant will be limited to decreasing the "Purchase Price per share" of the Common Stock Warrants and the ASC Warrant to equal the lowest price per share at which the additional equity financing is raised, but will not result in an increase in the number of shares of Company Common Stock that can be purchased pursuant to the Common Stock Warrants and the ASC Warrant;

        such waiver and amendment to be effected pursuant to the Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D.

        7.4 FEES AND EXPENSES. Except as set forth in this SECTION 7.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent shall bear all fees and expenses (including without limitation the Company's reasonable attorneys' and accountants' fees and expenses) incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

        7.5 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

        7.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained in this Agreement or in any document delivered pursuant hereto and
(iii) waive
compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the earlier of (a) the date of termination pursuant to
SECTION 7.1 or (b) the Effective Time, and only the covenants that by their terms survive such date shall survive.

        8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:
                      VISX, Incorporated
                      3400 Central Expressway
                      Santa Clara, California 95051-0703
                      Attention: Chief Financial Officer
                      Telephone No.:  (408) 773-7003
                      Facsimile No.:  (408) 773-7201

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  John V. Roos, Esq.
                      Telephone No.: (650) 493-9300
                      Facsimile No.: (650) 493-6811

               (b)    if to the Company, to:

                      Medjet Inc.
                      1090 King George Post Road, Suite 301
                      Edison, NJ 08837
                      Attention:  Eugene I. Gordon
                      Telephone No.: (732) 738-3990
                      Facsimile No.:  (732) 738-3984

                      with a copy to:

                      Kelley Drye & Warren LLP
                      101 Park Avenue
                      New York, NY 10178-0002
                      Attention:  Jane E. Jablons, Esq.
                      Telephone No.:  (212) 808-7800
                      Facsimile No.:  (212) 808-7897

        8.3   INTERPRETATION; DEFINITIONS.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

               (b)   For purposes of this Agreement:

                    (i) the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry;

                    (ii) the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, materially adverse to the business, assets, liabilities, financial or other condition, or results of operations of such entity and its subsidiaries taken as a whole;

                    (iii) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties as contemplated by or referred to in this Agreement, including the Related Agreements, the Parent Warrant, the Company Schedule and the Parent Schedule:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Nondisclosure Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in SECTION 5.14 with respect to the directors and officers of the Company).

        8.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8.9 RULES OF CONSTRUCTION. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment without the consent required pursuant to the preceding sentence shall be null and void. Subject to the second preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.



                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed, all as of the date first written above.


                      VISX, INCORPORATED


                      By: /s/ Derek A. Bertocci
                          ------------------------------------------------
                             Name:    Derek A. Bertocci
                             Title:   Vice President, Controller


                      ORION ACQUISITION CORPORATION


                      By: /s/ Derek A. Bertocci
                          ------------------------------------------------
                             Name:    Derek A. Bertocci
                             Title:   Vice President, Chief Financial Officer


                      MEDJET INC.


                      By: /s/ Eugene I. Gordon
                          ------------------------------------------------
                             Name:    Eugene I. Gordon
                             Title:   Chief Executive Officer







       [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

                                INDEX OF EXHIBITS

        EXHIBIT       DESCRIPTION

        Exhibit A     Form of Voting Agreement

        Exhibit B     Form of Non-Competition Agreement

        Exhibit C     Form of License Agreement

        Exhibit D     Form of Omnibus Waiver and Amendment Agreement

        Exhibit E     Form of Parent Warrant

        Exhibit F     Form of Certificate of Merger

        Exhibit G     Form of Amended and Restated Certificate of Incorporation
                      of the Company

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT B

                        FORM OF NON-COMPETITION AGREEMENT

                                    EXHIBIT C

                            FORM OF LICENSE AGREEMENT

                                    EXHIBIT D

                 FORM OF OMNIBUS WAIVER AND AMENDMENT AGREEMENT

                                    EXHIBIT E

                             FORM OF PARENT WARRANT

                                    EXHIBIT F

                          FORM OF CERTIFICATE OF MERGER

                                    EXHIBIT G

            FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                 OF THE COMPANY